SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2011, Vermillion, Inc. (the “Company”) entered into an asset purchase agreement with Correlogic Systems, Inc. (“Correlogic”), pursuant to which, subject to the satisfaction of certain conditions, the Company has agreed to pay to Correlogic $435,000 and purchase from Correlogic substantially all of its assets, including, without limitation, certain documents, diagnostic samples and intellectual property owned by Correlogic in connection with Correlogic’s ovarian cancer diagnostics business, including a diagnostic test under the name “OvaCheck2™” for the detection of ovarian cancer. Correlogic is in Chapter 11 proceedings in the United States Bankruptcy Court for the District of Maryland and the asset purchase agreement is subject to Court approval.

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2011, the Company issued a press release reporting financial results for the quarter ended September 30, 2011. A copy of the Company’s press release dated November 9, 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 9, 2011, the Company issued a press release reporting the financial results for the quarter ended September 30, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release dated November 9, 2011

In accordance with General Instruction B.2 of Form 8-K, the information provided under Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: November 9, 2011	By:	/s/ Eric Schoen
Eric Schoen Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 9, 2011